Exhibit 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of PMC-Sierra, Inc. on Form S-3 (Nos. 333-70248, 333-44204, 333-42308, 333-35024,
333-34648,  333-31450,  333-86951,  333-55989,  333-15519,  33-86930,  33-90392,
33-96620,  33-97490, 33-50958, and 333-70248) and in the Registration Statements
of  PMC-Sierra,  Inc.  on  Form  S-8  (Nos.  333-56244,   333-45118,  333-40508,
333-44212,  333-48110,  333-35276,  333-34622,  333-94999, 333-92885, 333-87039,
333-55983,  333-55991,  33-41027,  333-34671,  333-13387,  33-88992,  333-13359,
333-13357,  33-80988,  33-94790 and  333-81414)  of our report dated January 17,
2003, appearing in this Annual Report of PMC-Sierra, Inc. on Form 10-K for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142).


/s/ DELOITTE & TOUCHE LLP

Vancouver, British Columbia, Canada
March 27, 2003